UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

Pelthos Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Stirrup Creek Drive, Suite 110 Durham, NC	27703
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (919) 908-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTHS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 30, 2026, Pelthos Therapeutics Inc., a Nevada corporation (“Pelthos” or “Public Company”), Credit Card Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Pelthos (“Merger Sub”), Credit Card Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Pelthos (“Merger Sub II”), Castle Creek Biosciences, Inc., a Delaware corporation (“Castle Creek” or “Merger Partner”), and Paragon Biosciences, LLC, a Delaware limited liability company, as the securityholder representative (the “Securityholder Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Castle Creek (the “First Merger”), with Castle Creek continuing as a wholly owned subsidiary of Pelthos and the surviving corporation of the First Merger, and immediately following the First Merger, Castle Creek will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub II continuing as a wholly owned subsidiary of Pelthos and the surviving company of the Second Merger. The Mergers, taken together, are intended to qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined have the meaning set forth in the Merger Agreement.

Consideration to Castle Creek Stockholders. At the effective time of the First Merger (the “Initial Effective Time”), each share of Merger Partner Common Stock and Merger Partner Preferred Stock issued and outstanding immediately prior to the Initial Effective Time (other than treasury shares and any Dissenting Shares) will be automatically converted into the right to receive in accordance with, and subject to the terms, conditions and procedures set forth in the Merger Agreement, the following consideration: (i) its Allocable Share of 5,200,000 shares of common stock, par value $0.0001 per share, of Pelthos (“Pelthos Common Stock”) (the “Castle Creek Merger Shares”), with fractional shares rounded up to the nearest whole share, and (ii) its Allocable Share of any Contingent Shares, Milestone Payments and PRV Interest (each as defined below) and other payments required to be issued or paid pursuant to Article IX of the Merger Agreement. The “Allocable Share” of each share of Merger Partner Common Stock and Merger Partner Preferred Stock will be determined in accordance with the deemed liquidation event provisions of Castle Creek’s certificate of incorporation (as in effect immediately prior to the Initial Effective Time) and, with respect to any consideration issued, released or paid following the closing, on a cumulative basis. Ten percent of the Castle Creek Merger Shares will be deposited in escrow at closing to secure the indemnification obligations of the Castle Creek securityholders and, subject to pending claims, will be released on the fifth business day following the second anniversary of the closing date.

“Milestone Payments” consist of (1) $50.0 million upon achievement of a specified clinical milestone for D-Fi on or before June 30, 2029, (2) $50.0 million upon the first commercial sale of D-Fi in the United States, (3) $50.0 million upon D-Fi net sales first reaching $100.0 million in any trailing twelve-month period, (4) $75.0 million upon D-Fi net sales first reaching $250.0 million in any trailing twelve-month period and (5) $75.0 million upon D-Fi net sales first reaching $500.0 million in any trailing twelve-month period, in each case net of certain contingent expenses. “Contingent Shares” consist of, if FDA approval of D-Fi is received on or prior to March 31, 2036, 5,800,000 shares of Pelthos Common Stock, subject to reduction for certain contingent expenses and by 5% for each complete calendar quarter elapsed after March 31, 2031 and on or before the approval date. “PRV Interest” consists of the holders of Merger Partner Common Stock and Merger Partner Preferred Stock’s right, title and interest in and to 80% of the net proceeds from the sale of any priority review voucher granted by the FDA in connection with the approval of D-Fi. The amount and composition of any Milestone Payment or priority review voucher payment may be adjusted to include shares of Pelthos Common Stock to preserve the intended tax treatment of the Mergers, subject to a share cap. Pelthos may set off such contingent consideration or other amounts payable to the Castle Creek securityholders by losses relating to certain consideration matters or fraud, so long as (i) Pelthos has obtained a final, non-appealable judgment with respect to such losses, (ii) the Securityholder Representative has agreed in writing to the set-off or (iii) such losses are claimed in good faith by Pelthos or another indemnified party and remain pending and unresolved as of the date such payment would otherwise become payable, subject to Pelthos paying any such withheld amount that is not ultimately set off against such losses to the Castle Creek securityholders following final resolution of such pending claim.

Based on the number of Castle Creek Merger Shares and the capitalization of Pelthos as of the date of the Merger Agreement, immediately following the closing of the First Merger, and before giving effect to the PIPE Financing (as defined below), Castle Creek stockholders as of immediately prior to the First Merger are expected to own approximately 32.5%, and Pelthos securityholders as of immediately prior to the First Merger are expected to own approximately 67.5% on a fully-diluted basis, of Pelthos Common Stock, excluding any Contingent Shares.

Treatment of Castle Creek Equity Awards. Outstanding Merger Partner Options will be terminated immediately prior to the Initial Effective Time. Merger Partner Warrants that have not been exercised in full will be treated in accordance with their terms and thereafter terminated immediately prior to the Initial Effective Time.

Representations, Warranties and Covenants. Each of Pelthos and Castle Creek has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (i) obtaining the requisite approvals of their respective stockholders, (ii) non-solicitation of alternative acquisition proposals, (iii) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Mergers, (iv) Pelthos filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”) which includes an information statement (the “Information Statement”), (v) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (vi) Pelthos using its commercially reasonable efforts to maintain the existing listing of the Pelthos Common Stock on the NYSE American and causing the shares of Pelthos Common Stock to be issued in connection with the Mergers to be approved for listing on the NYSE American at or prior to the Initial Effective Time. The representations and warranties of Castle Creek survive the closing until the second anniversary of the closing date, and the Castle Creek securityholders have agreed to indemnify Pelthos for certain losses.

The consummation of the Mergers is subject to certain closing conditions, including, among other things, (i) the Merger Agreement having been approved by means of written consent by the requisite stockholders of Castle Creek, (ii) the issuance of Pelthos Common Stock in the First Merger and the PIPE Financing pursuant to Sections 710 through 713 of the NYSE American Company Guide (the “Share Issuances”) having been approved by means of written consent by the requisite Pelthos stockholders, (iii) the Form S-4 having become effective and 20 calendar days having elapsed following the mailing of the Information Statement, (iv) no governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any order, executive order, stop order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Mergers illegal or otherwise prohibiting their consummation, (v) the shares of Pelthos Common Stock to be issued in the Share Issuances having been approved for listing, subject to official notice of issuance, on the NYSE American, (vi) the expiration or termination of the waiting period under the HSR Act, (vii) entry into an escrow agreement and an exchange agent agreement and (viii) the PIPE Financing having been consummated or being consummated concurrently with or immediately before the closing of the Mergers. Each party’s obligation to consummate the Mergers is also subject to other specified customary conditions, including the accuracy of the representations and warranties of the other party, subject to specified materiality standards, the performance in all material respects by the other party of its obligations under the Merger Agreement, and the absence of any material adverse effect affecting the other party that is continuing on the closing date.

Termination Rights. The Merger Agreement contains certain termination rights of each of Pelthos and Castle Creek, including, subject to compliance with the applicable terms of the Merger Agreement, the right of each party to terminate if a final and nonappealable order permanently prohibits the Mergers, if, prior to receipt of the requisite stockholder consent, the other party’s board changes its recommendation or the other party materially breaches its non-solicitation or stockholder consent obligations, if the First Merger has not been consummated by February 1, 2027 (subject to automatic extension to March 31, 2027 in certain circumstances where the Form S-4 has not become effective in time and all other conditions are satisfied), upon an uncured breach by the other party that would cause a closing condition not to be satisfied, and, in the case of Castle Creek, if the requisite Pelthos stockholder consent is not delivered within one business day of signing or, in the case of Pelthos, if the requisite Castle Creek stockholder consent is not delivered within five business days after the Form S-4 becomes effective. All fees and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such expenses, whether or not the Mergers are consummated, except that (a) Pelthos and Castle Creek will equally share (i) all fees and expenses of the exchange agent and (ii) all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing, filing and mailing of the Form S-4 and the Information Statement, (b) Pelthos will pay all filing fees under the HSR Act and (c) if the Mergers are consummated, Pelthos will pay Castle Creek’s transaction expenses to the extent not paid by Castle Creek, including funding a $500,000 expense reserve for the Securityholder Representative, any unused portion of which will be returned to Pelthos.

Board of Directors. Immediately following the Initial Effective Time, the board of directors of Pelthos (the “Board”) will increase in size from eight directors to ten directors, including the eight members of the Board as of the closing and two new directors designated by Castle Creek.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Pelthos, Castle Creek, Merger Sub or Merger Sub II. In particular, the representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure letters made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Securities Purchase Agreement

On October 30, 2026, Pelthos entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors, including Ligand Pharmaceuticals Incorporated (“Ligand”), Nomis Bay Ltd (“Nomis Bay”), and Marshman Fund Trust II U/A/D 5/1/08 (“Marshman”) and certain other investors (collectively, the “PIPE Investors”), and a specified buyer (the “Option Buyer”), pursuant to which (a) the PIPE Investors have agreed to subscribe for and purchase an aggregate of 57,500 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), each with a stated value of $1,000, and warrants to purchase an aggregate of 496,951 shares of Pelthos Common Stock (the “Warrants”), for an aggregate purchase price of approximately $57.5 million (such transaction, the “PIPE Financing” and together with the Mergers, the “Transactions”) payable in cash, and, in the case of certain PIPE Investors, in part by the transfer to Pelthos of Bridge Notes (as defined below), (b) the Option Buyer may elect to purchase up to $26.6 million of Series B Preferred Stock (or, in certain circumstances, Series D Preferred Stock (as defined below)), and Warrants, prior to November 14, 2026 (the “Second Signing Date”), and (c) certain existing stockholders (each, an “Other Bridge Buyer”) of Castle Creek that exercise pre-emptive rights to purchase Bridge Notes (as defined below) may subscribe for and purchase an additional $1.5 million of Series B Preferred Stock (or, in certain circumstances, shares of Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), each with a stated value of $1,000) and Warrants, prior to the Second Signing Date. The maximum potential size of the PIPE Financing, including the Bridge Financing, is $80.0 million.

The PIPE Financing is expected to close immediately prior to the Initial Effective Time. The purchase price payable by certain PIPE Investors will be satisfied in part by the transfer to Pelthos of certain convertible bridge promissory notes issued by Castle Creek to such PIPE Investors (the “Bridge Notes”). The closing of the PIPE Financing is conditioned upon, among other things, the satisfaction or waiver of all conditions to the closing of the Mergers, approval of the listing of the shares of Pelthos Common Stock issuable upon conversion of the Series B Preferred Stock and Series D Preferred Stock, as applicable, and upon exercise of the Warrants on the NYSE American, and Pelthos receiving at least $57.5 million (in cash or cancellation of Bridge Notes) from the investors party to the Securities Purchase Agreement at closing. Pelthos intends to use the proceeds from the PIPE Financing to repay certain indebtedness of Castle Creek and for working capital and general corporate purposes. The Series B Preferred Stock and Series D Preferred Stock, the Warrants and the shares of Pelthos Common Stock issuable upon conversion of the Series B Preferred Stock and Series D Preferred Stock or upon exercise of the Warrants will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the resale of the shares of Pelthos Common Stock issuable upon (i) conversion of the Series B Preferred Stock, Series D Preferred Stock and (ii) exercise of the Warrants will be registered pursuant to a resale registration statement (the “Registration Statement”).

The foregoing descriptions of the Securities Purchase Agreement and the Bridge Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Warrants

The Warrants are exercisable beginning on the date that is 180 days after the closing of the Transactions and will expire on the tenth anniversary of their issuance. The Warrants may be exercised for cash or on a cashless basis. If a registration statement covering the issuance of the underlying shares is not effective at the time of exercise, they may be exercised only on a cashless basis. A holder may not exercise a Warrant to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% of the Company’s outstanding common stock immediately after giving effect to the exercise. The holder may increase or decrease this percentage, up to 9.99%, and any increase takes effect 61 days after notice to the Company. The exercise price and the number of shares issuable are subject to customary adjustment for stock dividends, splits, combinations and similar events. Holders are also entitled to participate in certain distributions and rights offerings made to holders of common stock. In a fundamental transaction, holders are entitled to receive the consideration they would have received had they exercised the Warrants immediately beforehand.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of each Warrant, which is filed herewith as Exhibit 4.2 and are incorporated by reference herein.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement and the Securities Purchase Agreement, each of (i) certain Castle Creek securityholders and (ii) certain of the PIPE Investors have entered into lock-up agreements (collectively, the “Lock-Up Agreements”), pursuant to which such parties have agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Pelthos Common Stock received in the Mergers or any shares of Series B Preferred Stock purchased in the PIPE Financing or shares of Pelthos Common Stock issuable upon conversion thereof (in the case of the PIPE Investors), from the closing of the Mergers until the date that is 180 days after the closing date, subject to certain exceptions set forth in each of the Lock-Up Agreements.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of each Lock-Up Agreement, which are filed herewith as Exhibit 10.3 and Exhibit 10.4 are incorporated by reference herein.

Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain executive officers, directors and stockholders of Castle Creek (solely in their respective capacities as Castle Creek stockholders) who beneficially own an aggregate of approximately 55.9% of the outstanding Merger Partner Common Stock as of October 30, 2026 have entered into support agreements with Pelthos and Castle Creek to vote (or deliver a written consent with respect to) all of their shares of Merger Partner Capital Stock (i) in favor of the adoption of the Merger Agreement and the approval of the First Merger, and (ii) against any competing acquisition proposal and against any agreement or transaction that would reasonably be expected to impede, interfere with, delay, postpone, discourage or materially and adversely affect the Mergers, the PIPE Financing or any of the other transactions contemplated by the Merger Agreement (the “Support Agreements”). In the event of a Merger Partner Board Recommendation Change (as defined in the Merger Agreement), the support obligations described in the previous sentence will apply to 50% of the shares held by each stockholder executing a Support Agreement. In the event the Merger Agreement is terminated in certain circumstances, the supporting stockholders have committed to vote against competing proposals presented to Castle Creek prior to the termination of the Merger Agreement for 12 months following such termination of the Merger Agreement and to vote against all other competing proposals for a period for 6 months following such termination of the Merger Agreement.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Support Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Registration Rights Agreement

At the closing of the PIPE Financing, Pelthos will enter into a registration rights agreement (the “Registration Rights Agreement”) with the PIPE Investors pursuant to which the PIPE Investors will be entitled to certain resale registration rights with respect to the shares of Pelthos Common Stock issuable upon (i) conversion of the Series B Preferred Stock issued to the PIPE Investors and any Series D Preferred Stock issued to the Option Buyer and any Other Bridge Buyer, and (ii) upon exercise of the Warrants. Pursuant to the Registration Rights Agreement, Pelthos will be required to prepare and file the Registration Statement with the SEC by the later of the 30th calendar day after the closing date of the PIPE Financing and 15 calendar days after the due date (including any extensions granted by a timely-filed Form 12b-25) of the next periodic report required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pelthos shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC by the earlier of (A) the 90th calendar day after the closing date of the PIPE Financing (or the 120th calendar day if subject to a full review by the SEC) and (B) the 5th business day after the date Pelthos is notified (orally or in writing, whichever is earlier) by the SEC that such applicable Registration Statement will not be reviewed or will not be subject to further review, and to keep the Registration Statement effective until the earliest of the date all registrable securities may be sold without restriction under Rule 144, have been sold, or the fifth anniversary of the closing date.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement, which is filed herewith as Exhibit 10.5 and is incorporated by reference herein.

Stockholder Approval of Transaction

In connection with the Transactions, on October 30, 2026, Ligand and certain other stockholders, holding an aggregate of approximately 3.0 million shares of Pelthos Common Stock (including shares underlying the Series A Preferred Stock on an as-converted basis), constituting approximately 56.2% of the voting power of the outstanding shares of Pelthos Common Stock, executed the Public Company Written Consent approving the Share Issuances. No further approval of the stockholders of Pelthos is required to approve the Share Issuances or the Mergers.

As promptly as practicable, Pelthos will file with the SEC a registration statement on Form S-4, including the preliminary Information Statement describing the Merger Agreement and the transactions contemplated thereby, including the Mergers. A definitive version of the Information Statement will be filed with the SEC and mailed to stockholders of Pelthos thereafter.

Certificate of Designation

In connection with the PIPE Financing, Pelthos will file a Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State to create a new series of preferred stock designated as the Series B Preferred Stock. After a Series D Trigger Event (as defined in the Securities Purchase Agreement), Pelthos will file a Certificate of Designation of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”) with the Nevada Secretary of State to create a new series of preferred stock designated as the Series D Preferred Stock. The Series D Certificate of Designation will have terms substantially similar to the terms of the Certificate of Designation, except with respect to the voting conversion price applicable to the Series D Preferred Stock. The following is a description of the principal terms of the Series B Preferred Stock, which are set forth in the Certificate of Designation.

General. Pursuant to the Certificate of Designation, Pelthos will authorize 150,000 shares of Series B Preferred Stock and each share of Series B Preferred Stock will have a stated value of $1,000 per share (the “Stated Value”), subject to adjustment for stock splits, stock dividends, recapitalizations and similar events. The Board may reduce the number of authorized shares of Series B Preferred Stock to a number not less than the number then outstanding or issuable pursuant to the Securities Purchase Agreement. At the consummation of the PIPE Financing, Pelthos will issue 57,500 shares of Series B Preferred Stock. When issued, the Series B Preferred Stock will be fully paid and non-assessable. The holders of Series B Preferred Stock (“Holders”) may transfer their shares of Series B Preferred Stock without the consent of Pelthos, except as otherwise required by the Securities Purchase Agreement.

Dividends and Distributions. The holders of Series B Preferred Stock will be entitled to receive dividends when and as declared by the Board, from time to time, in its sole discretion, payable in cash on the Stated Value out of funds legally available therefor. In addition, if Pelthos declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Pelthos Common Stock (other than certain stock dividends), the holders of Series B Preferred Stock will be entitled to participate in such distribution, on an as-converted basis (without regard to limitations on conversion), subject to the beneficial ownership limitation set forth in the Certificate of Designation, with any portion exceeding such limitation held in abeyance until it may be received without exceeding such limitation.

Conversion at Option of Holder. Each holder of Series B Preferred Stock may convert all, or any part, of its outstanding Series B Preferred Stock, at any time on or after the initial issuance date at such holder’s option, into a number of shares of Pelthos Common Stock equal to the conversion amount (the Stated Value plus any declared and unpaid dividends and any other amount owed to such holder under the Certificate of Designation or the other transaction documents) divided by the “Conversion Price” of $19.67, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization and/or similar transactions. Any fractional share resulting from a conversion will be rounded up to the nearest whole share. Pelthos is required to deliver the shares of Pelthos Common Stock issuable upon conversion by the first trading day following receipt of a conversion notice. Following the occurrence of at least three failures to timely deliver conversion shares, Pelthos will be required to pay the applicable holder, for each day such delivery is not timely effected, an amount in cash equal to 0.5% of the product of the number of shares not timely delivered and the average VWAP (as defined in the Certificate of Designation) of the Pelthos Common Stock during the applicable period. Holders are also entitled to certain “buy-in” remedies if Pelthos fails to timely deliver conversion shares.

Voluntary Adjustment Right. Subject to the rules and regulations of the NYSE American, Pelthos has the right, at any time, with the prior written consent of the “Series B Required Holders” (as defined in the Securities Purchase Agreement), to reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board.

Purchase Rights. If at any time Pelthos grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Pelthos Common Stock (the “Purchase Rights”), then each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Pelthos Common Stock acquirable upon complete conversion of all the Series B Preferred Stock held by such holder (without regard to any limitations on conversion) immediately prior to the applicable record date, subject to the Maximum Percentage (as defined in the Certificate of Designation), with any portion exceeding the Maximum Percentage held in abeyance until the earlier of the time such holder may receive it without exceeding the Maximum Percentage and the 12-month anniversary of the applicable record date.

Voting Rights. The holders of the Series B Preferred Stock will be entitled to notice of any stockholders’ meeting and will have the right to vote together with the holders of Pelthos Common Stock (and with the holders of Pelthos’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) on an as-converted basis), as a single class, in an amount equal to the voting power of the aggregate number of shares of Pelthos Common Stock that would be issuable upon conversion of such shares of Series B Preferred Stock, as if the conversion price were $16.54 (the “Series B Voting Conversion Price”), subject to the Maximum Percentage (or as otherwise required by applicable law). The Series B Voting Conversion Price is subject to proportional adjustment upon any stock split, stock combination or similar transaction. To the extent a separate class or series vote of the Series B Preferred Stock is required under Nevada law, the affirmative vote or consent of the Series B Required Holders, voting together with the holders of Series A Preferred Stock and not by separate series unless required under Nevada law, will constitute approval of such action.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation, which is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Amendment and Restatement of Venture Loan and Security Agreement

On October 30, 2026, concurrently with the execution of the Merger Agreement, Pelthos, LNHC, Inc., a Delaware corporation and wholly owned subsidiary of Pelthos (“LNHC”), and Channel Pharmaceutical Corporation, a Nevada corporation and wholly owned subsidiary of Pelthos (“Channel” and, together with Pelthos and LNHC, the “Borrowers”), together with Merger Sub and Merger Sub II as additional co-borrowers, entered into an Amended and Restated Venture Loan and Security Agreement (the “A&R Loan Agreement”) with Horizon Technology Finance Corporation, a Delaware corporation, as collateral agent, and the lenders party thereto from time to time (collectively, “Horizon”), which amends and restates in its entirety the Venture Loan and Security Agreement, dated January 12, 2026, among the Borrowers and Horizon (the “Loan Agreement”) in order to, among other things, (i) provide for the funding in full on the effective date of the A&R Loan Agreement (the “A&R Effective Date”) of $10.0 million of additional term loans (together with the term loans outstanding under the Loan Agreement, the “Term Loans”) that remained unfunded under the Loan Agreement and (ii) obtain Horizon’s consent to the Mergers. The $30.0 million of Term Loans outstanding immediately prior to its effectiveness remain outstanding and secured under the A&R Loan Agreement. Following the funding of the additional Term Loans on the A&R Effective Date, $40.0 million in aggregate principal amount of Term Loans were outstanding under the A&R Loan Agreement, and the aggregate principal amount of the facility remains up to $50.0 million.

Pursuant to the A&R Loan Agreement, Horizon funded $10.0 million of additional Term Loans, in four tranches of $2.5 million each, on the A&R Effective Date. The proceeds of these additional Term Loans will be used to pay the commitment fee and Horizon’s expenses, and to partially fund, on the closing date of the Mergers, the repayment in full of Castle Creek’s existing venture loan facility with Horizon and of certain unsecured subordinated promissory notes issued by a subsidiary of Castle Creek, together with certain transaction costs, and for working capital and general corporate purposes. The A&R Loan Agreement also provides for up to an additional $10.0 million of Term Loans, in two tranches of $5.0 million each, which Horizon may elect to fund in its sole discretion on or prior to December 31, 2027, subject to, among other conditions, the Borrowers achieving trailing twelve-month net revenue of at least $70.0 million.

Borrowings under the A&R Loan Agreement accrue interest at a floating rate equal to the prime rate plus 3.75%, with the prime rate subject to a floor of 6.75%. The Term Loans are repayable in monthly interest-only payments from March 1, 2026 until February 1, 2029 (the “Interest-Only Payment Period”). After the expiration of the Interest-Only Payment Period, beginning on March 1, 2029, the Term Loans will be repayable in 24 equal monthly payments of principal and accrued interest until maturity. Alternatively, if the Borrowers achieve a trailing twelve-month consolidated net revenue of at least $75.0 million, the Term Loans will be repayable in monthly interest-only payments from March 1, 2026 until February 1, 2030 (the “Extended Interest-Only Payment Period”). After the expiration of the Extended Interest-Only Payment Period, the Term Loans will be repayable in 12 equal monthly payments of principal and accrued interest until maturity. The additional Term Loans will begin amortizing on the same date as the existing Term Loans, and all Term Loans will mature on January 31, 2031. Upon an event of default, the interest rate will increase by 4.00% per annum. In addition, the Borrowers are required to make a final payment of $125,000 with respect to each of the four $2.5 million tranches funded on the A&R Effective Date and $250,000 with respect to each of the two $5.0 million tranches, if funded, in each case upon the earliest of repayment in full of the applicable Term Loan, an event of default and demand by Horizon, or maturity.

At the Borrowers’ option, the Borrowers may prepay all of the outstanding Term Loans, subject to a prepayment premium equal to (a) 3.0% of the Term Loans being prepaid if the prepayment is made during the Interest-Only Payment Period or Extended Interest-Only Payment Period, as applicable; (b) 2.0% of the Term Loans being prepaid if the prepayment occurs within twelve (12) months after the Interest-Only Payment Period or Extended Interest-Only Payment Period, as applicable; and (c) 1.0% of the Term Loans being prepaid if the prepayment occurs any time thereafter.

In connection with the A&R Loan Agreement, the Borrowers paid Horizon a commitment fee of $100,000 (against which a $125,000 good faith deposit previously delivered to Horizon was credited, after first being applied to Horizon’s expenses) and will pay a commitment fee equal to 1.00% of the principal amount of each of the two future $5.0 million tranches, if funded. Pelthos will also issue to Horizon, on the A&R Effective Date, warrants to purchase 37,292 shares of Pelthos Common Stock at an exercise price of $16.09 per share with respect to the additional Term Loans funded on such date and will issue additional warrants upon the funding of any further tranches. The warrants previously issued to Horizon remain outstanding in accordance with their terms.

Under the A&R Loan Agreement, Horizon consented to the formation of Merger Sub and Merger Sub II, the execution and performance of the Merger Agreement and the consummation of the Mergers, the cancellation of the Bridge Notes in exchange for a credit against the purchase price in the PIPE Financing, and the payment of the Castle Creek payoff amounts and transaction costs described above, provided that the Mergers are consummated no later than March 31, 2027 (or such later date as Horizon may agree). No later than the closing date of the Mergers, Castle Creek Biosciences, LLC, a wholly owned subsidiary of Castle Creek, will join the A&R Loan Agreement as a co-borrower and grant Horizon a first priority security interest (subject to permitted liens) in substantially all of its assets, Pelthos will pledge the equity of Merger Sub II, and the parties will enter into an amended and restated intercreditor agreement with Ligand with respect to Castle Creek’s existing royalty financing arrangement. The covenants under the A&R Loan Agreement were also modified to permit the indebtedness, liens, investments and payments contemplated by the Transactions, including Castle Creek’s existing royalty financing with Ligand and the Milestone Payments, Contingent Shares and PRV Interest payable under the Merger Agreement, except that no cash Milestone Payment may be paid while certain specified events of default exist or would result therefrom. The Borrowers may not amend or waive the Merger Agreement in any manner materially adverse to Horizon without Horizon’s consent, and failure to comply with the Merger-related covenants constitutes an event of default under the A&R Loan Agreement.

The foregoing description of the A&R Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Loan Agreement, which is filed herewith as Exhibit 10.6 and is incorporated by reference herein.

Amendment and Waiver to Senior Secured Convertible Notes

On October 30, 2026, concurrently with the execution of the Merger Agreement, Pelthos entered into a First Amendment and Waiver to Senior Secured Convertible Notes (each, a “Notes Amendment” and collectively, the “Notes Amendments”) with each of certain holders of Pelthos’s Senior Secured Convertible Notes dated November 6, 2025 (the “Convertible Notes”), issued pursuant to a securities purchase agreement dated as of November 6, 2025, in order to permit the Transactions, including the related financing transactions, and to make certain other changes to the terms of the Convertible Notes. The Notes Amendments are identical in form and became effective upon their execution by holders representing at least 65% of the aggregate principal amount of the Convertible Notes then outstanding (the “Required Holders”). Pursuant to the terms of the Convertible Notes, an amendment or waiver approved by the Required Holders is binding upon all existing and future holders of the Convertible Notes.

The Notes Amendments, among other things, (i) amended the definition of “Permitted Senior Indebtedness” in the Convertible Notes to increase the amount permitted for credit facilities with one or more financial institutions from $50.0 million to $80.0 million and (ii) made certain other modifications to the definition of “Change of Control” and the provisions relating to Pelthos’s failure to timely deliver shares of common stock upon conversion. In addition, pursuant to the Notes Amendments, the Required Holders waived certain covenants in connection with the Transactions, including the covenants with respect to change of control, transactions with affiliates, indebtedness, Liens and restriction on transfers of assets, and consented to the consummation of the Transactions.

The foregoing description of the Notes Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Notes Amendment, which is filed herewith as Exhibit 10.7 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The securities to be sold to the PIPE Investors, the Option Buyer and any Other Bridge Buyers will not be registered under the Securities Act, and will be issued and sold in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. The shares of Pelthos Common Stock to be issued in the First Merger are expected to be registered under the Securities Act pursuant to the Form S-4. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to CEO Employment Agreement

On October 30, 2026, Pelthos and Scott Plesha, its Chief Executive Officer, entered into a Second Amendment to his Executive Employment Agreement dated as of July 1, 2025, as amended (the “Plesha Amendment”). The Plesha Amendment expands Mr. Plesha’s severance benefits by providing for a prorated annual bonus based on actual performance, for the year in which Mr. Plesha’s employment terminates.

The foregoing description is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

On October 28, 2026, the Compensation Committee of the Board approved an increase to Mr. Plesha’s annual base salary from $500,000 to $550,000 and approved an increase to his target annual bonus opportunity from 50% of base salary to 60% of base salary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2026, following the Board’s approval of an amendment (the “Amendment”) to the Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”), the Company’s stockholders and the Required Holders (as defined in the Series A Certificate of Designation) approved the Amendment. The Amendment will make certain modifications to the provisions relating to Pelthos’ failure to timely deliver shares of common stock upon conversion of the Series A Preferred Stock, and to the Company’s obligations upon the occurrence of a fundamental transaction.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The disclosure set forth above in the paragraph titled “Stockholder Approval of Transaction” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 7.01. Regulation FD Disclosure.

On October 30, 2026, Pelthos issued a press release announcing the execution of the Merger Agreement and the Securities Purchase Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of October 30, 2026, by and among Pelthos Therapeutics Inc., Credit Card Merger Sub, Inc., Credit Card Merger Sub II, LLC, Castle Creek Biosciences, Inc., and Paragon Biosciences, LLC.

3.1	Form of Certificate of Designation of Series B Convertible Preferred Stock of Pelthos Therapeutics Inc., to be filed with the Secretary of State of the State of Nevada.

3.2	Form of Amendment to Certificate of Designation of Series A Convertible Preferred Stock of Pelthos Therapeutics Inc., to be filed with the Secretary of State of the State of Nevada.

4.1	Form of Warrant issued pursuant to Venture Loan and Security Agreement dated as of January 13, 2026, by and among Pelthos Therapeutics Inc., LNHC, Inc., Channel Therapeutics Corporation and Horizon Technology Finance Corporation (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on January 14, 2026).

4.2	Form of PIPE Warrant.

10.1	Securities Purchase Agreement, dated as of October 30, 2026, by and among Pelthos Therapeutics Inc. and each of the investors party thereto.

10.2	Form of Support Agreement, by and among Pelthos Therapeutics Inc., Castle Creek Biosciences, Inc. and certain stockholders of Castle Creek Biosciences, Inc.

10.3	Form of Lock-Up Agreement (certain securityholders of Castle Creek Biosciences, Inc.)

10.4	Form of Lock-Up Agreement (PIPE Financing Investors)

10.5	Form of Registration Rights Agreement.

10.6	Amended and Restated Venture Loan and Security Agreement, dated as of October 30, 2026, by and among Pelthos Therapeutics Inc., LNHC, Inc., Channel Pharmaceutical Corporation, Credit Card Merger Sub, Inc., Credit Card Merger Sub II, LLC, Horizon Technology Finance Corporation, as collateral agent, and the lenders party thereto from time to time.

10.7	Form of First Amendment and Waiver to Senior Secured Convertible Notes, by and between Pelthos Therapeutics Inc. and the holder party thereto.

10.8	Second Amendment to Executive Employment Agreement, dated as of October 30, 2026, between Pelthos Therapeutics Inc. and Scott Plesha.

99.1	Press Release, dated October 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning Pelthos, Castle Creek, the combined company, the Transactions, and other matters. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction involving Pelthos and Castle Creek. Forward-looking statements generally include statements that are speculative in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could,” “might,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “seek,” “target,” “potential,” “predict,” “forecast,” “continue,” and other similar expressions or the negative or plural of these words, or other similar expressions that are speculative or indicate future events or prospects. Statements that are not historical facts are forward-looking statements. Forward-looking statements include, but are not limited to, expectations regarding the proposed transaction; the potential benefits of the proposed transaction, including the sufficiency of the combined company’s capital resources; the expected timing of the closing of the proposed transaction; statements regarding the potential achievement of, and expectations regarding, Castle Creek’s and Pelthos’s programs, including the potential achievement of any milestone; receipt of FDA approval of D-Fi; issuance of any Contingent Shares in connection with the mergers or receipt of any priority review voucher; the continued listing of Pelthos on the NYSE American; and the anticipated benefits of the proposed transaction and the combined company’s opportunities, strategy and plans following the proposed transaction. Forward-looking statements are based on current beliefs and assumptions of management that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction;
•	the risk that Pelthos may be unable to obtain governmental and regulatory approvals and clearances required for the mergers, or required governmental and regulatory approvals and clearances may delay the proposed transaction or result in the imposition of conditions that could cause the parties to abandon the proposed transaction;
•	risks related to disruption of management time from ongoing business operations due to the proposed transaction;
•	the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Pelthos Common Stock;
•	the risk of any unexpected costs or expenses resulting from the proposed transaction;
•	the risk of any litigation relating to the proposed transaction;
•	the risk that the proposed transaction and the related announcement could have an adverse effect on the ability of Pelthos and/or Castle Creek to retain and hire key personnel;
•	the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected;
•	the risk that the combined company may be unable to achieve the anticipated benefits of the proposed transaction or it may take longer than expected to achieve those benefits and other important factors that could cause actual results to differ materially from those projected;
•	the limited operating history of each company and their significant net losses incurred since inception;
•	the need to raise additional capital to finance operations;
•	uncertainties related to commercialization or market acceptance of FDA-approved products;
•	the ability to advance product candidates through preclinical and clinical development;
•	the ability to obtain regulatory approval for, and ultimately commercialize, the combined company’s product candidates;
•	the outcome of early clinical trials for product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements;
•	the ability of Pelthos, Castle Creek and the combined company to protect their respective intellectual property and proprietary technologies;
•	reliance on third parties, contract manufacturers, and contract research organizations;
•	the risk that the concurrent private financing is not consummated;
•	the risk that the conditions to the closing of the proposed transaction are not satisfied in a timely manner or at all;
•	product liability lawsuits, which could cause Pelthos to incur substantial liabilities and limit commercialization of any products that Pelthos may develop;
•	current and future healthcare reform legislation or regulation, which may increase the difficulty and cost for Pelthos to commercialize products, may adversely affect the prices Pelthos may obtain and may have a negative impact on Pelthos’s business and results of operations;
•	delays or disruptions in the supply chain and manufacturing of Pelthos’s products;
•	the seasonal nature of Pelthos’s business;
•	the effects of inflation or trade tariffs; and

•	market, economic and other conditions, Pelthos’s current liquidity position, Pelthos’s ability to continue as a going concern, to maintain the listing of Pelthos Common Stock on the NYSE American, to manage costs and execute on its operational and budget plans, and to achieve its financial goals.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Pelthos’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Pelthos and Castle Creek can give no assurance that the conditions to the proposed transaction will be satisfied. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All subsequent written and oral forward-looking statements concerning the matters addressed herein and attributable to Pelthos, Castle Creek or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except as required by applicable law, Pelthos and Castle Creek undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

NO OFFER OR SOLICITATION

This Current Report on Form 8-K is not intended to be, and shall not constitute, an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Pelthos intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will include an information statement and that will also constitute a prospectus of Pelthos. Pelthos may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the information statement/prospectus, registration statement or any other document that Pelthos may file with the SEC. The definitive information statement/prospectus (when available) will be mailed to stockholders of Pelthos. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT PELTHOS, CASTLE CREEK AND THE PROPOSED TRANSACTION.

Investors and stockholders will be able to obtain free copies of the information statement/prospectus and other documents filed by Pelthos with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the information statement/prospectus (when available) and other documents filed with the SEC by Pelthos may be obtained free of charge on Pelthos’s website at https://ir.pelthos.com/sec-filings/all-sec-filings or, alternatively, by  contacting Pelthos at (919)-908-2400 or in writing at Pelthos, 4020 Stirrup Creek Drive, Suite 110, Durham, NC 27703. Investors and stockholders are urged to read the information statement/prospectus and the other relevant materials when they become available because they contain important information about the proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2026	Pelthos Therapeutics Inc.

	By:	/s/ John M. Gay
		Name:	John M. Gay
		Title:	Chief Financial Officer, Treasurer and Secretary